UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 7, 2009

UNIVERSAL CITY FLORIDA HOLDING CO. I

UCFH I FINANCE, INC.

UNIVERSAL CITY FLORIDA HOLDING CO. II

UCFH II FINANCE, INC.

(Exact name of Registrant as specified in its charter)

_______________________

Florida Florida Florida Florida	333-122778	59-3354262 20-1937766 59-3354261 20-1937798
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. employer identification no.)
1000 Universal Studios Plaza Orlando, FL		32819-7610
(Address of principal executive offices)		(Zip code)

(407) 363-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

A. Limitation on Incorporation by Reference

In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The information set forth in this Item 7.01 shall not be deemed an admission as to the materiality of any information in this Current Report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD. This should be read in conjunction with our December 31, 2008 Report on Form 10-K filed on March 20, 2009 and our Report on Form 10-Q filed on August 6, 2009.

B. Supplemental Information

On August 7, 2009, the Registrant held a telephonic conference call. During the call, the following information was discussed by Tracey L. Stockwell, Principal Financial Officer, Universal City Florida Holding Co. I & II (“Holdings”).

Thank you, and welcome to our second quarter earnings conference call. Let’s start with our attendance trends. During the second quarter, our paid attendance decreased 14% versus the prior year. Although our 2009 results benefited from the timing of Easter, comparisons to the prior year are difficult due to the impact of the global economic slowdown, which we believe has adversely impacted our business, in addition to the grand opening of The SimpsonsTM attraction in May 2008. Attendance for the first half of 2009 was down 16% versus 2008. The first half results of 2008 benefited from two extra days due to the timing of our fiscal calendar. In the second quarter, our domestic market experienced percentage attendance decreases in the upper-teens when compared to the prior year, while our international market attendance was down in the mid-single digits compared to 2008. For the first half of 2009, attendance in our domestic market was down in the upper-teens compared to 2008, while our international market experienced a decrease in the low-teens.

Let's turn to our financial results. During the second quarter, our total revenues decreased $26 million, or 11%, which was driven by the decrease in attendance and, to a lesser extent, lower revenues from our travel company and CityWalk operations. Combined per capita spending on admission passes, food and beverage, merchandise and other theme park related items increased by 3%. This increase was primarily due to strong admission pass per capita results predicated on management's yield improvement initiatives. During the second quarter, our total operating expenses decreased by $33 million, or 17%, as all categories of operating expenses experienced favorability compared to 2008. This favorability was driven chiefly by selling, general and administrative savings of almost $15 million resulting from management’s cost savings initiatives in addition to volume related savings in theme park cost of goods sold and other operating costs and expenses, which mainly includes expenses related to CityWalk, our travel company and corporate special events. Despite the decrease in total revenue of $26 million, our operating income during the second quarter increased almost $7 million, or 15%, compared to 2008. This reflects an increase in our operating income percentage of 5 percentage-points.

During the first half of 2009, our total revenues decreased $70 million, or 16%, compared to 2008, which was caused by the decrease in attendance and, again, lower revenues from our travel company and CityWalk operations. Combined per capita spending on admission passes, food and beverage, merchandise and other theme park related items remained consistent with 2008 as favorable pricing for admission passes was substantially offset by weakness in guest spending on food and beverage, merchandise and our Universal Express Plus product. During the first half of 2009, our total operating expenses decreased by

$59 million, or 16%, as all categories of operating expenses experienced favorability compared to 2008. This favorability resulted from a mixture of cost reductions and volume-related savings. Despite the decrease in revenue, our cost discipline allowed us to maintain our operating income percentage year-over-year while increasing our EBITDA margin percentage by more than 1 percentage-point. It is noteworthy our cost containment initiatives have been accomplished without sacrificing the guest experience.

We will now discuss our capital and liquidity. For the first half of 2009, Universal City Development Partners, Ltd. ("UCDP") produced $73 million in operating cash flow, which was down $27 million compared to 2008. This unfavorability in cash flows was due to the reduction in our net income of $12 million. Additionally, UCDP experienced $12 million in reduced cash flows due to the timing of vendor payments and reductions in our deferred revenue balance. Cash used in investing activities consisted mainly of $71 million in capital expenditures versus $61 million in the prior year. We also received a capital reimbursement from another Universal park of $2 million during the first half of 2009. For UCDP, cash used in financing activities during the first half of 2009 principally related to distributions paid to Holdings of $50 million. Approximately $33 million of this total funded distributions to our Partners for their respective income tax liability stemming from our 2008 earnings as required by our partnership agreement. The remainder, approximately $17 million, funded Holding's interest payments. Holdings generated operating cash flow of $56 million, which is $73 million of operating cash flows generated at UCDP less the Holdings interest payments.

At the end of the second quarter, we believe we were in compliance with all of our required financial ratios. Additionally, we had $100 million in availability under our revolver. UCDP had cash of $40 million with an incremental $11 million at Holdings for a consolidated total of $51 million. We also had basket availability of $103 million for UCDP and $181 million for Holdings.

Moving on to our outlook discussion, we are well aware of the upcoming maturities in early 2010. We are actively working with our partners to explore the alternatives and resolve. However, we have nothing to report publicly at this time. Heading into the third quarter, we will continue to focus on our cost initiatives while maintaining our strong guest satisfaction. Additionally, we are still investing significantly in new content for our parks. For instance, Hollywood Rip Ride RockitSM will open soon. We are also making progress on our construction and are looking forward to the opening of the Wizarding World of Harry PotterSM, a fully-immersive themed-area containing multiple attractions, shops and eating establishments. We believe this continued investment will position us well for an economic recovery. Our July 2009 attendance trends are similar to those of the second quarter. Ongoing discussions related to the Consultant's put option are being held, and we are hopeful for resolution in the short term.

C. Forward-Looking Information

Certain statements appearing in this Current Report on Form 8-K are “forward-looking statements.” Forward-looking statements include statements concerning our plans, objectives, goals, strategies, future events, future revenue or performance, capital expenditures, financing needs, plans or intentions relating to acquisitions, business trends and other information that is not historical information. When used in this report, the words “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “forecasts” or future conditional verbs, such as “will,” “should,” “could,” or “may” and variations of such words or similar expressions, are intended to identify forward-looking statements. Because these forward-looking statements are subject to numerous risks and uncertainties, our actual results may differ materially from those expressed in or implied by such forward-looking statements. Some of the risks and uncertainties that may cause such differences include, but are not limited to, risks and uncertainties relating to a general economic downturn; the dependence of our business on air travel; the risks inherent in deriving substantially all of our revenues from one location; increasing commodity and fuel costs; our dependence on Universal Studios, Inc. and its affiliates; the loss of key distribution channels for pass sales; competition within the Orlando theme park market; publicity associated with accidents occurring at theme parks; the loss of material intellectual property rights used in our business; and the seasonality of our business. There may also be other factors that may cause our actual results to differ materially from those expressed in or implied by any forward-looking statements contained in this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned, thereunto duly authorized.

UNIVERSAL CITY FLORIDA HOLDING CO. I
Date: August 7, 2009	By:	/s/ Tracey L. Stockwell
	Name:	Tracey L. Stockwell
	Title:	Principal Financial Officer

UCFH I FINANCE, INC.
Date: August 7, 2009	By:	/s/ Tracey L. Stockwell
	Name:	Tracey L. Stockwell
	Title:	Principal Financial Officer

UNIVERSAL CITY FLORIDA HOLDING CO. II
Date: August 7, 2009	By:	/s/ Tracey L. Stockwell
	Name:	Tracey L. Stockwell
	Title:	Principal Financial Officer

UCFH II FINANCE, INC.
Date: August 7, 2009	By:	/s/ Tracey L. Stockwell
	Name:	Tracey L. Stockwell
	Title:	Principal Financial Officer